EXHIBIT 4.3

KIMBERLY-CLARK CORPORATION 401(k)
AND PROFIT SHARING PLAN TRUST

THIS AGREEMENT, effective as of the 4th day of January, 2010, is made between KIMBERLY-CLARK CORPORATION, a Delaware corporation, herein referred to as the "Company", and THE NORTHERN TRUST COMPANY, an Illinois corporation of Chicago, Illinois, herein referred to as the “Trustee”, and constitutes a restatement of the Kimberly-Clark Corporation Defined Contribution Plan Trust, which was heretofore made by the Company, into a trust agreement to be known as the KIMBERLY-CLARK CORPORATION 401(k) AND PROFIT SHARING PLAN TRUST agreement under which the Trustee is accepting appointment as successor trustee.

The Company and the Trustee intend, acknowledge and agree that the Trustee is a “directed trustee” with respect to the operation, maintenance and investment of the Trust Fund except to the extent the Trustee has expressly accepted responsibility for the management of Trust Fund assets under this agreement as provided herein.

The Company shall direct the Trustee as successor trustee to add the assets transferred to the Trustee by the predecessor trustee to the assets of the Trust Fund and the Benefits Administration Committee shall be named fiduciary for the Plan which has the responsibility for administering the Plan and has the responsibility for Plan investments.

The Trust Fund shall consist of all assets held by the Trustee as of the date of this agreement or thereafter acquired by the Trustee as trustee or successor trustee, all investments and reinvestments thereof and all additions thereto by way of contributions, earnings and increments, and shall be held upon the following terms:

ARTICLE ONE: DEFINITIONS

For the purposes of this agreement:

1.1    "Benefits Administration Committee" means the committee as constituted from time to time which has the responsibility for administering the Plan and shall be deemed for purposes of ERISA to be the Plan administrator and the named fiduciary for Plan administration and for monitoring and collecting contributions; has the responsibility for allocating the assets of the Trust Fund among the Separate Accounts and any Trustee Investment Accounts, for monitoring the diversification of the investments of the Trust Fund, for determining the propriety of investment of the Trust Fund in foreign securities and of maintaining the custody of foreign investments abroad, for assuring that the Plan does not violate any provisions of ERISA limiting the acquisition or holding of "employer securities" or "employer real property" and for the appointment and removal of Investment Advisers and shall be deemed for purposes of ERISA to be the named fiduciary for Plan investments;

1.2    "Beneficiary" means a person designated to receive a benefit under the Plan after the death of a Participant;

1.3    "Code" means the Internal Revenue Code of 1986, as amended;

1.4    "Company" means Kimberly-Clark Corporation and any corporation which is the successor thereto;

1.5    "Company Stock" means common stock of the Company;

1.6    “Company Stock Investment Fund” means any Investment Fund composed of investments in Company Stock as provided in Section 6.5(b) of ARTICLE SIX;

1.7    "Custodial Agent" means one or more persons or entities (including, without limitation, brokers or dealers registered under the Securities Exchange Act of 1934) selected by the Benefits Administration Committee or an Investment Manager to maintain custody of assets of a Separate Investment Account pursuant to Section 3.1(c) or Section 3.7;

1.8    "ERISA" means the Employee Retirement Income Security Act of 1974 as in effect from time to time and the regulations issued thereunder;

1.9    "Investment Adviser" means an Investment Manager or an Investment Trustee to whom the Benefits Administration Committee has delegated investment responsibility for a Separate Account or the Benefits Administration Committee with respect to any assets of the Trust Fund for which the Benefits Administration Committee has investment responsibility;

1.10    "Investment Fund" shall mean each of the investment funds established pursuant to ARTICLE FOUR; any of such Investment Funds may be composed of one or more Separate Accounts and Trustee Investment Accounts designated by the Benefits Administration Committee;

1.11    "Investment Manager" means an investment manager as defined in Section 3(38) of ERISA, which is appointed by the Benefits Administration Committee to manage a Separate Investment Account; but the Trustee shall have no responsibility to determine whether a person or entity acting as an Investment Manager meets or continues to meet this definition;

1.12    "Investment Trustee" means the trustee appointed by the Benefits Administration Committee to manage a Separate Investment Trust Account;

1.13    "Participant" means a person who is an employee or former employee of the Company or of a Subsidiary and who has an account balance in the Plan;

1.14    "Plan" means the Kimberly-Clark Corporation 401(k) and Profit Sharing Plan;

1.15    "Separate Account" means a Separate Investment Account, a Separate Investment Trust Account or a Separate Insurance Contract Account;

1.16    "Separate Insurance Contract Account" means assets of the Trust Fund allocated by the Benefits Administration Committee to an account of the Trust for investment in insurance contracts directed by the Benefits Administration Committee;

1.17    "Separate Investment Account" means assets of the Trust Fund allocated by the Benefits Administration Committee to an account of the Trust which is to be managed by an Investment Manager, or which is to be managed by the Benefits Administration Committee pursuant to Article Three;

1.18    "Separate Investment Trust Account" means assets of the Trust Fund allocated by the Investment Committee to a Separate Account to be managed by an Investment Trustee;

1.19    "Subsidiary" means a subsidiary or affiliate of the Company;

1.20    "Subtrust" means assets of a Separate Investment Account which are held by a Subtrustee pursuant to an agreement which the Benefits Administration Committee has approved and directed the Trustee to enter into;

1.21    "Subtrustee" means the trustee appointed by the Benefits Administration Committee to act as trustee of a Subtrust;

1.22    “Trust” means this instrument and the trust evidenced thereby, as amended from time to time;

1.23    "Trust Fund" means all assets subject to this agreement;

1.24    "Trustee" means THE NORTHERN TRUST COMPANY and any successor to it as trustee or trustees of the Trust Fund; and

1.25    "Trustee Investment Account" means assets of the Trust Fund allocated by the Benefits Administration Committee to an account of the Trust to be managed by the Trustee with the written consent of the Trustee.

ARTICLE TWO: DISTRIBUTIONS

The Trustee shall make distributions from the Trust Fund to such persons, in such amounts, at such times and in such manner as the Benefits Administration Committee or its designee shall from time to time direct pursuant to the service description furnished by the Trustee to the Benefits Administration Committee from time to time. The Trustee shall have no responsibility to ascertain whether any direction received by the Trustee from the Benefits Administration Committee or its designee in accordance with the preceding sentence is proper and in compliance with the terms of the Plan or to see to the application of any distribution. The Trustee shall not be liable for any distribution made in good faith without actual notice or knowledge of the changed condition or status of any recipient. If any distribution made by the Trustee is returned unclaimed, the Trustee shall notify the Benefits Administration Committee or its designee and shall dispose of the distribution as the Benefits Administration Committee or its designee shall direct. The Trustee shall have no obligation to search for or ascertain the whereabouts of any payee of benefits of the Trust Fund.

ARTICLE THREE: SEPARATE ACCOUNTS AND INVESTMENT ADVISERS

The Trust Fund shall consist of one or more Separate Accounts and, with the Trustee's written consent, one or more Trustee Investment Accounts. All Separate Accounts and any Trustee Investment Accounts shall be established by the Trustee at the direction of the Benefits Administration Committee. The Benefits Administration Committee shall designate assets of the Trust Fund to be allocated to each Separate Account and each Trustee Investment Account and shall direct the Trustee with respect to any transfer of assets between Separate Accounts or between a Separate Account and a Trustee Investment Account, provided that no asset shall be allocated or transferred to a Trustee Investment Account without the Trustee's written consent. The Benefits Administration Committee shall have investment responsibility for any assets of the Trust Fund not otherwise allocated to a Separate Account or Trustee Investment Account, and such assets shall comprise a Separate Investment Account for which the Benefits Administration Committee serves as Investment Adviser. The following provisions shall apply to the Separate Accounts:

3.1    With respect to each Separate Investment Account, the Benefits Administration Committee may appoint an Investment Manager, who shall acknowledge by a writing delivered to the Benefits Administration Committee that it is a fiduciary with respect to the assets allocated thereto, or in the event the Benefits Administration Committee does not appoint an Investment Manager, the Benefits Administration Committee shall have investment responsibility with respect to such Separate Investment Account. The Trustee shall act with respect to assets allocated to a Separate Investment Account only as directed by the Investment Manager or, in the event that the Benefits Administration Committee does not appoint an Investment Manager, the Benefits Administration Committee. The Benefits Administration Committee may direct that any or all of the assets of a Separate Investment Account be held by a Subtrustee. The Trustee shall have custody of and custodial responsibility for all assets of the Trust Fund held in a Separate Investment Account except as otherwise provided in this agreement, including Section 3.7 hereof, or as follows:

(a)    The Subtrustee of a Subtrust shall have custody of and custodial responsibility for any assets of a Separate Investment Account allocated to it by the Benefits Administration Committee;

(b)    The trustee of a collective or group trust fund (including without limitation an Investment Manager or its bank affiliate) shall have custody of and custodial responsibility for any assets of a Separate Investment Account invested in such collective or group trust fund; and

(c)    The Benefits Administration Committee may direct in writing that the custody of additional assets of a Separate Investment Account (other than those referred to in paragraphs (a) and (b) of this Section 3.1) be maintained with a Custodial Agent. In such event, the Benefits Administration Committee shall approve, and direct the Trustee to enter into, a custody agreement with the Custodial Agent (which custody agreement may authorize the Custodial Agent to maintain custody of such assets with one or more subagents, including a broker or dealer registered under the Securities Exchange Act of 1934 or a nominee of such broker or dealer). The Custodial Agent shall have custodial responsibility for any assets maintained with the Custodial Agent or its subagents pursuant to the custody agreement. Notwithstanding any other provision of this agreement, the Company (which has the authority to do so under the laws of its state of incorporation) agrees to indemnify THE NORTHERN TRUST COMPANY from any liability, loss and expense, including legal fees and expenses, which arise out of or in connection with the Trustee's acting in accordance with any directions given by the Benefits Administration Committee pursuant to this paragraph (c) or Section 3.7. This paragraph shall survive the termination of this agreement.

3.2    With respect to each Separate Investment Trust Account, the Trustee and the Investment Trustee thereof shall upon the direction of the Benefits Administration Committee execute an investment trust agreement with respect thereto. The Investment Trustee shall have custody of all of the assets of the Separate Investment Trust Account except such assets as the Investment Committee may from time to time determine shall be held in the custody of the Trustee with the Trustee's written consent; the Trustee shall act with respect to any such assets in its custody only as directed by the Investment Trustee.

3.3    With respect to each Separate Insurance Contract Account, from assets allocated thereto the Trustee shall purchase or continue in effect such insurance contracts, including annuity contracts and policies of life insurance, only when and as the Benefits Administration Committee shall direct; the issuing insurance company may credit those assets to its general account or to one or more of its separate accounts, and the Trustee shall act with respect to those contracts only as directed by the Benefits Administration Committee.

3.4    The Benefits Administration Committee shall have investment responsibility for assets held in any Separate Account for which an Investment Manager or Investment Trustee has not been retained, has been removed, or is for any reason unwilling or unable to act. With respect to assets or Separate Accounts for which the Benefits Administration Committee has investment responsibility, the Trustee, acting only as directed by the Benefits Administration Committee, shall enter into such agreements as are necessary to facilitate any investment, including agreements entering into a limited partnership, Subtrust or the participation in real estate funds. The Trustee shall not make any investment review of, or consider the propriety of holding or selling, or vote any assets for which the Benefits Administration Committee has investment responsibility. To the extent that the Benefits Administration Committee directs the Trustee with respect to the investment of such assets, the Benefits Administration Committee represents and warrants that (i) it shall carry out its investment responsibilities in accordance with, and any such direction shall be in accordance with, the applicable terms of any documents governing the Plans, including any investment policy statement and (ii) it shall maintain and follow procedures for identifying and avoiding any non-exempt prohibited transactions.

3.5    With respect to each Separate Account, the Investment Adviser thereof shall have the investment powers granted to the Trustee by ARTICLE FIVE, as limited by Section 6.1 through Section 6.3 of ARTICLE SIX, as if all references therein to the Trustee referred to the Investment Adviser.

3.6    The Benefits Administration Committee may also direct the Trustee as fiduciary to lend securities of the Trust Fund held by the Trustee by entering into a written agreement with the Trustee. The terms of the agreement between the Benefits Administration Committee and the Trustee shall be consistent with Department of Labor Prohibited Transaction Exemption 2006-16 or any successor exemption. The written agreement between the Benefits Administration Committee and the Trustee shall direct the Trustee to enter into a loan agreement with a borrower or borrowers. The Trustee shall transfer securities to the borrower and invest or hold on behalf of the Trust Fund the collateral received in exchange for the securities. Notwithstanding anything in this agreement to the contrary, the right to vote securities out on loan on record date passes to the borrower, or a transferee of the borrower, as a consequence of the transfer of title to the securities. The Trustee shall maintain a record of the market value of the loaned securities and shall be paid reasonable compensation as agreed to by the Trustee and the Benefits Administration Committee.

3.7    The Benefits Administration Committee may (or the Benefits Administration Committee may authorize an Investment Advisor by written notice to the Trustee to) invest assets of a Separate Investment Account in foreign and domestic futures contracts, options on futures contracts, options contracts, short sales, swaps and other types of investments which involve the transfer of Trust Fund assets to or the holding of Trust Fund assets by a third party as margin, collateral or otherwise. In the event the Benefits Administration Committee authorizes an Investment Adviser to engage in any such investment strategy, the Trustee shall: (i) as directed by the Investment Adviser, execute such documents and agreements on behalf of the Trust Fund as the Investment Adviser may deem necessary or appropriate in order to effectuate the investment strategy; and (ii) transfer assets of the Investment Adviser’s Separate Investment Account to one or more Custodial Agents as directed by the Investment Adviser or, with respect to variation margin, in accordance with industry practice based on daily marking to market calculations. The Trustee shall have no responsibility for the selection or retention of any Custodial Agent, and shall have no investment or custodial responsibility for any assets so held. The Trustee shall enter into a custody agreement with the Custodial Agent solely as directed by the Investment Adviser or Benefits Administration

Committee, which shall be responsible for determining whether such agreement is necessary or appropriate. The Investment Advisor shall be responsible for monitoring each Custodial Agent with respect to its financial status and compliance with applicable law and for determining whether continued retention of the Custodial Agent is appropriate.

In addition, with respect to options transactions, the Trustee is authorized to pledge assets of a Separate Investment Account as collateral for such transaction in accordance with industry practice.

3.8    (a) The Trustee is authorized, but shall not be obligated, to credit the applicable Separate Account provisionally on payable date with interest, dividends, distributions, redemptions or other amounts due; otherwise, such amounts will be credited to the Separate Account on the date such amounts are actually received by the Trustee and reconciled to the Separate Account. In cases where the Trustee has credited the applicable Separate Account with such amount prior to actual collection and reconciliation, the Benefits Administration Committee agrees that the Trustee may reverse such credit as of payable date if and to the extent that it does not receive such amounts in the ordinary course of business. The Trustee is also authorized, but shall not be obligated, to advance its own funds to complete transactions in cases where adequate funds may not otherwise be available to the applicable Separate Account. The Benefits Administration Committee acknowledges that the Trustee shall be entitled to recover on demand such provisional credit or advancement of funds plus its fee, applicable from time to time, incurred in connection with such provisional credit or advancement.

(b) The Trustee and the Benefits Administration Committee recognize that any decision to effect a provisional credit or an advancement of the Trustee’s own funds to a Separate Account pursuant to this agreement will be an accommodation granted entirely at the Trustee’s option and in light of the particular circumstances, which circumstances may involve conditions in different countries, markets and classes of assets at different times. All amounts thus due to the Trustee under this agreement with respect to a provisional credit or advancement of the Trustee’s own funds to the Separate Account shall be paid by the Trustee from the Trust Fund unless otherwise paid by the Company on a timely basis.

3.9    The Benefits Administration Committee may engage the Trustee, or any of its affiliates, as the Benefits Administration Committee’s agent, to provide transition or liquidation services in connection with the removal of an Investment Manager, the termination of the Plan, or for any other reason, pursuant to a separate written agreement between the Benefits Administration Committee and the Trustee or any of its affiliates. The Benefits Administration Committee may engage Northern Trust Securities, Inc., or any other affiliate of the Trustee, as a commission recapture service provider.

ARTICLE FOUR: INVESTMENT FUNDS

4.1    The Trust Fund shall be composed of assets of the Company Stock Investment Fund and any other Investment Funds designated in writing by the Benefits Administration Committee. The Benefits Administration Committee is authorized to terminate the existing Investment Funds and establish new Investment Funds by giving advance written notice to the Trustee describing the fund to be terminated or established and the effective date thereof; provided that in no event shall the Trustee’s duties be modified without its consent. The Benefits Administration Committee or its representative shall direct the Trustee with respect to the allocation of assets to Investment Funds and with respect to transfers among such Investment Funds. The Trustee shall use reasonable efforts to move funds as soon as practicable when transfers are delayed for any reason, but shall in no event be required to advance its own funds for such purpose. Pending directions from the Benefits Administration Committee to allocate contributions among the Investment Funds, the Trustee shall hold the contributions in a separate account invested in short term investments, including common or collective short term investment funds of the Trustee. Any cash held from time to time in any Investment Fund may be invested in common or collective funds of the Trustee or its affiliate, or participations in regulated investment companies (including those for which the Trustee or its affiliate is adviser).

4.2    To the extent that any Investment Fund is invested in mutual fund shares or bank commingled funds, the Benefits Administration Committee shall initially select funds to be invested in and shall be responsible for retaining the availability of or terminating the availability of such funds. To the extent the Trustee is required to enter into a custody agreement with the sponsor of a bank commingled fund or such other type of fund, the Benefits Administration Committee shall direct the Trustee to enter into such agreement.

ARTICLE FIVE: POWERS OF TRUSTEE

Except as otherwise provided in this agreement, the Trustee shall hold, manage, care for and protect the assets of the Trust Fund and shall have until actual distribution thereof the following powers and, except to the extent inconsistent herewith, those now or hereafter conferred by law:

5.1    To retain any asset originally included in the Trust Fund or subsequently added thereto;

5.2    To invest and reinvest the assets of the Trust Fund without distinction between income and principal in bonds, stocks, mortgages, notes, options, futures contracts, options on futures contracts, limited partnership interests, participations in regulated investment companies (including those for which the Trustee or its affiliate is adviser), or other property of any kind, real or personal, foreign or domestic, and to enter into insurance contracts;

5.3    To deposit any part or all of the assets with the Trustee or its affiliate as trustee, or another person or entity acting as trustee of any collective or group trust fund which is now or hereafter maintained as a medium for the collective investment of funds of pension, profit sharing or other employee benefit plans, and which is qualified under Section 401(a) and exempt from taxation under Section 501(a) of the Code, and to withdraw any part or all of the assets so deposited; any assets deposited with the trustee of a collective or group trust fund shall be held and invested by the trustee thereunder pursuant to all the terms and conditions of the trust agreement or declaration of trust establishing the fund, which are hereby incorporated herein by reference and shall prevail over any contrary provision of this agreement;

5.4    To deposit cash in any depository, including the banking department of the Trustee or its affiliate and any organization acting as a fiduciary with respect to the Trust Fund;

5.5    To hold any part of the assets of the Trust Fund in cash without liability for interest, pending investment thereof or the payment of expenses or making of distributions therewith, notwithstanding the Trustee’s receipt of “float” from such uninvested cash;

5.6    To cause any asset of the Trust Fund, real or personal, to be held in a corporate depository or federal book entry account system or registered in the Trustee's name or in the name of a nominee or in such other form as the Trustee deems best without disclosing the trust relationship;

5.7    To vote, either in person or by general or limited proxy, or refrain from voting, any corporate securities for any purpose, except that any security as to which the Trustee's possession of voting discretion would subject the issuing company or the Trustee to any law, rule or regulation adversely affecting either the company or the Trustee's ability to retain or vote company securities, shall be voted as directed by the Benefits Administration Committee; to exercise or sell any subscription or conversion rights; to consent to and join in or oppose any voting trusts, reorganizations, consolidations, mergers, foreclosures and liquidations and in connection therewith to deposit securities and accept and hold other property received therefor;

5.8    To lease any assets of the Trust Fund for any period of time though commencing in the future or extending beyond the term of this Trust;

5.9    To borrow money from any lender, to extend or renew any existing indebtedness and to mortgage or pledge any assets of the Trust Fund;

5.10    To sell at public or private sale, contract to sell, convey, exchange, transfer and otherwise deal with the assets of the Trust Fund in accordance with industry practice, and to sell put and covered call options from time to time; the Company acknowledges that the Trustee may reverse any credits made to the Trust Fund by the Trustee prior to receipt of payment in the event that payment is not received;

5.11    To employ agents, attorneys and proxies and to delegate to any one or more of them any power, discretionary or otherwise, granted to the Trustee;

5.12    To compromise, contest, prosecute or abandon claims in favor of or against the Trust Fund;

5.13    To appoint foreign custodians as agent of the Trustee to custody foreign securities holdings of any Separate Account established by the Benefits Administration Committee or of any Trustee Investment Account;

5.14    To lend securities held by the Trustee and to receive and invest collateral provided by the borrower, all pursuant to a written agreement with the Benefits Administration Committee;

5.15    To utilize any tax refund claim procedures with respect to taxes withheld to which the Trust Fund may be entitled under applicable tax laws, treaties and regulations; any exercise of such power by the Trustee shall be on a reasonable efforts basis; and

5.16    To perform other acts necessary or appropriate for the proper administration of the Trust Fund, execute and deliver necessary instruments and give full receipts and discharges.

ARTICLE SIX: LIMITATIONS ON POWERS

For purposes of this agreement, the powers and responsibilities allocated to the Trustee shall be limited as follows:

6.1    The powers of the Trustee shall be exercisable for the exclusive purpose of providing benefits to the Participants and Beneficiaries under the Plan and in accordance with the standards of a prudent man under ERISA;

6.2    Subject to Section 6.1 and Section 6.3, the Trustee shall diversify the investments of that portion of the Trust Fund for which it has investment responsibility so as to minimize the risk of large losses;

6.3    Subject to Section 6.1, the Trustee shall, with respect to that portion of the Trust Fund for which it has investment responsibility, follow the investment guidelines established by the Benefits Administration Committee given in exercise of that committee's responsibility;

6.4    Except as otherwise provided in Section 3.6, the Trustee shall not make any investment review of, consider the propriety of holding or selling, or vote, any assets of the Trust Fund allocated to a Separate Account in accordance with ARTICLE THREE, except as directed by the Investment Adviser thereof. Further, the Benefits Administration Committee hereby directs that any cash of a Separate Account, consisting of U.S. dollars in the Trustee’s custody, shall be invested in the collective Short Term Investment Fund maintained by the Trustee or its affiliate, unless the Trustee receives other instructions from the Investment Advisor of such Separate Account. For currencies held by the Trustee outside the United States, including U.S. dollars, the Trustee shall invest such cash of a Separate Account as directed by the Investment Adviser thereof and such investments may include an interest bearing account of a foreign custodian;

6.5    The powers and responsibilities of the Trustee relative to the Company Stock Investment Fund shall be limited as follows:

(a)    “Directed Trustee” Status. The parties intend, acknowledge and agree that the Trustee is merely a “directed trustee” with respect to the operation, maintenance and investment of the Company Stock Investment Fund.

(b)    Fund Investments. The Company Stock Investment Fund shall be composed exclusively of investments in Company Stock; provided that, as and to the extent directed to do so by the Benefits Administration Committee from time to time in writing, the Trustee shall maintain a portion of the Company Stock Investment Fund in cash for the purpose of funding transfers out of the Company Stock Investment Fund. The Trustee shall have no discretion to determine whether to hold or sell all or any shares of Company Stock. Any cash held by the Trustee in the Company Stock Investment Fund may be invested in common or collective short term investment funds of the Trustee. The Trustee shall not be required to advance its own funds to make any transfers or distributions.

(c)    No Duty to Diversify. For the avoidance of doubt, under no circumstances shall the Trustee have a duty to sell any shares of Company Stock in order to diversify the investments of the Trust Fund.

(d)    Manner of Purchase or Sale. (i) Purchases and sales of Company Stock may be made to, from or through any source, provided that it shall be the responsibility of the Benefits Administration Committee to determine that any such purchases from or sales to a party in interest (as defined in Section 3(14) of ERISA) comply with the requirements of Section 408(e) of ERISA. (ii) Notwithstanding anything in this agreement to the contrary, the Benefits Administration Committee shall have the authority to engage any person or entity to provide brokerage services with respect to the Company Stock Investment Fund, and in such case, the Trustee shall not have the responsibility for any purchases and sales of Company Stock initiated by such person or entity.

(e)     Expedited Settlement. The Company has determined that daily movement of Participant balances among the Investment Funds is an important design feature and objective of the Plan and that timely transfers and distributions from the Company Stock Investment Fund need to be facilitated in order to achieve such objective. The Benefits Administration Committee may authorize and direct the Trustee in writing to seek to obtain settlement for sales of Company Stock on an expedited basis under certain circumstances in which case the Trustee shall carry out the execution of Company Stock sale transactions in accordance with such direction and subject to any limitations expressed therein.

(f)    Rights, Options and Warrants. Rights, options or warrants offered to purchase Company Stock shall be exercised by the Trustee to the extent that there is cash available for the investment; to the extent cash is not available, the same shall be sold on the open market.

(g)    Voting. The Benefits Administration Committee upon written notice to the Trustee shall furnish to each Participant who has Company Stock credited to his or her individual account under the Company Stock Investment Fund the date and purpose of each meeting of the stockholders of the Company at which Company Stock is entitled to be voted. The Benefits Administration Committee shall request from each Participant instructions to be furnished to a tabulating agent appointed by the Benefits Administration Committee or the Trustee as to the voting at that meeting of Company Stock credited to the Participant's account. The Benefits Administration Committee, if it has appointed the tabulating agent, shall have the responsibility to ensure that the tabulation of Participant voting instructions meets the requirements of ERISA. If the Participant furnishes such instructions to the tabulating agent within the time specified in the notification, the Trustee shall vote such Company Stock in accordance with the Participant's instructions. All Company Stock credited to Participant accounts as to which the Trustee or its agent do not receive instructions as specified above, and all unallocated Company Stock held in the Company Stock Investment Fund, shall be voted in accordance with direction from the Benefits Administration Committee. In the event the Benefits Administration Committee informs the Trustee in writing in a timely manner that it is not able to direct the Trustee as to voting of any non-directed shares of Company Stock held in the Company Stock Investment Fund for which direction has not been received from Participants for any reason, the Company Stock shall be voted by the Trustee proportionately in the same manner as it votes Company Stock as to which the Trustee or its agent have received voting instructions as specified above.

(h)    Tender and Exchange Offers. The Benefits Administration Committee upon written notice to the Trustee shall furnish to each Participant who has Company Stock credited to his or her individual account under the Company Stock Investment Fund notice of any tender offer for, or a request or invitation for tenders of, Company Stock received by the Trustee. The Benefits Administration Committee shall request from each such Participant instructions to be furnished to a tabulating agent appointed by the Benefits Administration Committee or the Trustee as to the tendering of Company Stock credited to the Participant's account and for this purpose the Benefits Administration Committee shall provide Participants with a reasonable period of time in which they may consider any such tender offer for, or request or invitation for tenders of, Company Stock of which the Trustee has been advised by the Benefits Administration Committee. The Benefits Administration Committee, if it has appointed the tabulating agent, shall have the responsibility to ensure that the tabulation of Participant tender or exchange instructions meets the requirements of ERISA. The Trustee shall tender such Company Stock as to which the Trustee or its agent have received instructions to tender from Participants within the time specified by the Trustee or the Benefits Administration Committee, as the case may be. Company Stock credited to Participant accounts as to which the Trustee or its agent have not received instructions from Participants shall not be tendered. As to all unallocated Company Stock held by the Trustee, the Trustee shall tender the same proportion thereof as the Company Stock as for which the Trustee or its agent have received instructions from Participants to tender bears to all Company Stock allocated to Participant accounts.

(i)    Trustee Action. No provision of Sections 6.5(g) and (h) shall prevent the Trustee from taking any action relating to its duties under such Sections if the Trustee determines in its sole discretion that such action is necessary in order for the Trustee to fulfill its fiduciary responsibilities under ERISA.

(j)    Participant “Named Fiduciary” Status. Each Participant shall be a “named fiduciary” under ERISA to the extent of his or her authority to direct the investment in, voting, tender, exchange or sale of Company Stock allocated to the Participant’s account and the proportionate share of unallocated Company Stock held by the Trustee.

(k)    Reliance on Information. The Benefits Administration Committee shall provide the Trustee with timely information regarding proxy voting and tender offers and in carrying out its responsibilities under this provision the Trustee may conclusively rely on information furnished to it by the Benefits Administration Committee, including the names and current addresses of Participants, the number of shares of Company Stock credited to Participant accounts under the Company Stock Investment Fund, and the number of shares of Company Stock held by the Trustee in the Company Stock Investment Fund that have not yet been allocated.

(l)    Company Stock Indemnity. The Trustee shall not be liable for the purchase, retention, voting, tender, exchange or sale of Company Stock and the Company (which has the authority to do so under the laws of the state of its incorporation) agrees to indemnify THE NORTHERN TRUST COMPANY from any liability, loss and expense, including legal fees and expenses which THE NORTHERN TRUST COMPANY may sustain by reason of purchase, retention, voting, tender, exchange or sale of Company Stock, provided the Trustee has used reasonable care in carrying out its ministerial responsibilities in processing directions provided pursuant to this Section 6.5. This paragraph shall survive the termination of this agreement;

6.6    The Benefits Administration Committee shall have sole responsibility for the decision to maintain the custody of foreign investments abroad. Custody of foreign investments shall be maintained with an applicable foreign custodian selected by the Trustee. The Trustee shall be responsible for the prudent selection of such foreign custodian within the applicable jurisdiction and for monitoring such selection to determine if it continues to be a prudent selection within such jurisdiction. In performing custodial duties, any such foreign custodian shall act in accordance with the standard of care applicable to a professional custodian for hire in the jurisdiction where such duties are performed, and the Trustee shall be responsible for any loss to the Trust Fund which is incurred as a direct result of (i) the negligence of a foreign custodian to perform custodial duties in accordance with the foregoing standard, or its fraud or willful misconduct in performing its custodial responsibilities, or (ii) the Trustee’s negligence in making a prudent selection within a particular jurisdiction or in monitoring such selection to determine if it continues to be a prudent selection within such jurisdiction. Subject to the foregoing, the Trustee shall have no responsibility for the solvency or financial condition of any foreign custodian holding assets of the Trust Fund; and

6.7    The Trustee shall have no responsibility for: (a) any condition which now exists or may hereafter be found to exist in, under, or about any real estate investment of the Trust Fund or of a corporation organized under Section 501(c)(2) or 501(c)(25) of the Code, the stock of which is held as an asset of the Trust Fund; or (b) any violation of any applicable environmental or health or safety law, ordinance, regulation or ruling; or (c) the presence, use, generation, storage, release, threatened release, or containment, treatment or disposal of any hazardous or toxic substances or materials including such situations at or activities on any investment of the Trust Fund or of a Section 501(c)(2) or 501(c)(25) corporation, the stock of which is held as an asset of the Trust Fund. The Trustee is hereby authorized to pay from the Trust Fund all costs and expenses (including attorneys fees) relating to or connected with any condition, violation, presence or other situation referred to in (a), (b) and (c) above, and notwithstanding anything to the contrary in this agreement, to the extent permitted by law, THE NORTHERN TRUST COMPANY shall be indemnified from the Trust Fund from all claims, suits, losses and expenses (including attorneys fees) arising therefrom. The authority to pay from the Trust Fund and the right of indemnification set forth in the preceding sentence include and relate to, without limitation, any claims, suits, liabilities, losses and expenses (including attorneys fees) arising from any matters relating to the existence of petroleum including crude oil and any fraction thereof, hazardous substances, pollutants, or contaminants as defined in the Comprehensive Environmental, Responsibility, Compensation, and Liability Act, as amended, 42 U.S.C. Section 9601 et seq., or hazardous wastes as defined in the Resource Conservation and Liability Act, 42 U.S.C. Section 6906 et seq., or as any of the foregoing terms or similar terms may be defined in similar state environmental laws or subsequent federal or state legislation of a similar nature which may be enacted from time to time. This paragraph shall survive the sale or other disposition of any real estate investment of the Trust Fund and the termination of this agreement.

Nothing in this paragraph shall be construed to in any way limit the indemnification rights of the Trustee provided for in ARTICLE NINE.

ARTICLE SEVEN: ACCOUNTS

7.1    The Trustee shall maintain accounts of all investments, receipts and disbursements, including contributions, distributions, purchases, sales and other transactions of the Trust Fund. The Benefits Administration Committee has the right under applicable law to receive, at no additional cost, separate notifications of certain securities transactions; however, unless the Benefits Administration Committee directs otherwise in writing, the Benefits Administration Committee agrees not to receive such separate notifications of securities transactions and that all securities transactions will be reported on the Trustee’s periodic statements of account.

7.2    Within thirty (30) days after the close of each fiscal year of the Trust Fund and of any other period agreed upon by the Trustee and the Benefits Administration Committee the Trustee shall render to the Benefits Administration Committee a statement of account for the Trust Fund for the period commencing with the close of the last preceding period and a list showing each asset thereof as of the close of the current period and its cost and fair market value. In preparing the Trustee’s written account, the Trustee shall be fully protected in relying, without duty of inquiry: (i) upon the determination of the issuing insurance company or other entity with respect to the value of each insurance or investment contract included in such written account, (ii) upon information provided by the general partner or other investment entity with respect to the value of each limited partnership or other investment interest included in such written account, and (iii) with respect to any assets of the Trust Fund managed by an Investment Adviser for which the Trustee deems not to have a readily ascertainable value, upon the fair market value of such assets as determined by the applicable Investment Adviser.

7.3    An account of the Trustee may be approved by the Benefits Administration Committee by written notice delivered to the Trustee or by failure to object to the account by written notice delivered to the Trustee within ninety (90) days of the date upon which the account was delivered to the Benefits Administration Committee. The approval of an account shall constitute a full and complete discharge to the Trustee as to all matters set forth in that account as if the account had been settled by a court of competent jurisdiction in an action or proceeding to which the Trustee, the Company and the Benefits Administration Committee were parties. In no event shall the Trustee be precluded from having its accounts settled by a judicial proceeding. Nothing in this article shall relieve the Trustee of any responsibility, or liability for any responsibility, under ERISA.

ARTICLE EIGHT: TRUSTEE SUCCESSION

8.1    The Trustee may resign at any time by written notice to the Benefits Administration Committee, or the Benefits Administration Committee may remove the Trustee by written notice to the Trustee. The removal by the Benefits Administration Committee shall be effective sixty (60) days after the date of the Trustee's receipt of the notice of removal or at such earlier date as the Trustee and the Benefits Administration Committee may agree. The Trustee’s resignation shall be effective 120 days after the date thereof or at such earlier date the Trustee and the Benefits Administration Committee may agree.

8.2    In case of the resignation or removal of the Trustee, the Benefits Administration Committee shall appoint a successor trustee by delivery to the Trustee of a written instrument executed by the Benefits Administration Committee appointing the successor trustee and a written instrument executed by the successor trustee accepting the appointment, whereupon the Trustee shall deliver the assets of the Trust Fund to the successor trustee, but the Trustee may reserve such reasonable amount (as approved by the Benefits Administration Committee, which approval shall not be unreasonably withheld or delayed) as it may deem necessary for outstanding and accrued charges against the Trust Fund.

8.3    The successor trustee, and any successor to the trust business of the Trustee by merger, consolidation or otherwise, shall have all the powers given the originally named Trustee. No successor trustee shall be personally liable for any act or omission of any predecessor. Except as otherwise provided in ERISA, the receipt of the successor trustee and the approval of the Trustee's final account by the Benefits Administration Committee in the manner provided in ARTICLE SEVEN shall constitute a full and complete discharge to the Trustee.

8.4    Upon the written direction of the Benefits Administration Committee, the Trustee shall transfer such portion of the Trust Fund as is specified in such direction to any trustee or insurance company (i) that has been appointed to hold the assets of the Plan or (ii) that holds or will hold assets of any other plan that qualifies under

Section 401(a) of the Code into which the Plan (or any portion thereof) is merged or consolidated, or to which the Plan transfers assets or liabilities; provided, however, that in making transfers under this Section 8.4, the Trustee may rely without further inquiry upon the written direction of the Benefits Administration Committee, which shall have the sole responsibility to determine that such transfer complies with the applicable provisions of ERISA, the Code, any plan, and this Section 8.4.

ARTICLE NINE: AMENDMENT AND TERMINATION

9.1    The Company or the Benefits Administration Committee may at any time or times with the consent of the Trustee amend this agreement in whole or in part by instrument in writing delivered to the Trustee and effective upon the date therein provided.

9.2    This agreement shall terminate by action of the Company or the Benefits Administration Committee. Upon termination, the Trustee shall distribute the Trust Fund in the manner directed by the Benefits Administration Committee, in cash or in kind or partly in each as the Trustee and the Benefits Administration Committee shall agree, except that the Trustee shall be entitled to prior receipt of such rulings and determinations from such administrative agencies as it may deem necessary or advisable to assure itself that the distribution directed is in accordance with law and will not subject the Trust Fund or the Trustee to liability, and, except, further, that the Trustee may reserve such reasonable amount (as approved by the Benefits Administration Committee, which approval shall not be unreasonably withheld or delayed) as it may deem necessary for outstanding and accrued charges against the Trust Fund.

9.3    This agreement shall terminate in its entirety when there is no asset included in the Trust Fund.

ARTICLE TEN: MISCELLANEOUS

10.1    Any action required to be taken by the Company or by a Subsidiary shall be by resolution of its board of directors or by the written direction of one or more of its president, any vice president or treasurer or assistant treasurer, or by the Compensation Committee of the Board of Directors, the Benefits Administration Committee, or any other committee of the Board of Directors designated to the Trustee by the Company, or by such other person or persons as shall be authorized by one or more of such officers or by resolution of its board of directors, which resolution shall be filed with the Trustee. The Trustee may take or omit to take any action in accordance with written direction purporting to be signed by such an officer or committee of the Company or Subsidiary or other authorized person, or in reliance upon a certified copy of a resolution of the board of directors which the Trustee believes to be genuine. The Trustee shall have no responsibility for any action taken by the Trustee in accordance with any such resolution or direction.

10.2    The Company shall certify to the Trustee in writing the names of the members of the Benefits Administration Committee (or, if appropriate, the Compensation Committee of the Board of Directors or any other committee of the Board of Directors designated to the Trustee as provided above) acting from time to time, and the Trustee shall not be charged with knowledge of a change in the membership of any such committee until so notified in writing by the Company. Any action required or permitted to be taken by the Benefits Administration Committee (or the Compensation Committee of the Board of Directors or any other committee of the Board of Directors designated to the Trustee as provided above) hereunder shall be by direction of (i) one or more of the members of the committee authorized to take such action hereunder, (ii) such committee’s secretary or (iii) such other designee as shall be designated in writing by the appropriate committee to act for such committee. The Trustee may rely upon an instrument of designation received from the Benefits Administration Committee or any other committee described above appointing a designee to act for such committee which it believes has been signed by a majority of the members (or by the secretary or chairman) of the appropriate committee and filed with the Trustee. The Trustee shall have no responsibility for any action taken by it in accordance with any such direction it believes to have been given as provided above. Notwithstanding anything herein to the contrary, the Benefits Administration Committee may delegate any of its responsibilities hereunder to a representative by giving to the Trustee in writing a letter which identifies the representative and sets forth the list of its responsibilities under this agreement that it has authorized the representative to carry out.

10.3    Notwithstanding any other provision of this agreement, instructions, directions and other communications provided under this agreement may be given to the Trustee by letter, telex, SWIFT or other electronic or electro-mechanical means deemed acceptable by the Trustee, including the use of the Trustee’s Northern Trust Passport® applications, subject to such additional terms and conditions as the Trustee may require.

10.4    In no event shall the terms of the Plan, either expressly or by implication, be deemed to impose upon the Trustee any power or responsibility other than those set forth in this agreement. The Trustee may assume until advised to the contrary that the Plan and the Trust Fund are qualified under Section 401(a) and exempt from taxation under Section 501(a) of the Code, or under corresponding provisions of subsequent federal tax laws. The Trustee shall hold and safekeep all cash (or other property acceptable to the Trustee) contributed to the Trust Fund with respect to the Plan. The Benefits Administration Committee shall have sole responsibility to collect and monitor contributions, to determine whether the contributions comply with the provisions of the Plan or of ERISA, to determine whether contributions are adequate to meet or discharge any liabilities under the Plan, and to direct the Trustee with respect to any legal claim of the Plan for delinquent contributions. The Trustee shall act solely as directed by the Benefits Administration Committee with respect to the collection of contributions to the Trust Fund.

10.5    In any judicial proceeding to settle the accounts of the Trustee, the Trustee, the Company and the Benefits Administration Committee shall be the only necessary parties; in any other judicial proceeding with respect to the Trustee or the Trust Fund, the Trustee, the Company and each affected Subsidiary shall be the only necessary parties; and no Participant or Beneficiary shall be entitled to any notice of process. A final judgment in any such proceeding shall be binding upon the parties to the proceeding and all Participants and Beneficiaries.

10.6    The Trustee shall receive such reasonable compensation for its services as the Trustee and the Company shall from time to time determine. In addition, the Trustee shall be reimbursed for any expenses (including accounting and legal fees) that the Trustee reasonably incurs in connection with the Trust Fund. Those items of expense and compensation shall be paid from the Trust Fund upon approval from the Benefits Administration Committee or its designees (which approval shall not be unreasonably withheld or delayed), unless otherwise agreed in writing by the Trustee and the Company. This paragraph shall survive the termination of this agreement.

10.7    Without limiting the rights of the Trustee as otherwise provided in this agreement, pursuant to direction by the Benefits Administration Committee, the Trustee shall pay from the Trust Fund expenses of the Plan or compensation to parties providing services to the Plan including but not by way of limitation, expenses or compensation related to actuarial, legal, accounting, office space, printing, computer, record-keeping, investment, performance evaluation or any other material or service provided to the Plan; and, further, pursuant to direction by the Benefits Administration Committee, the Trustee may reimburse the Company from the Trust Fund for expenses of the Plan to the extent permitted by the Plan and ERISA. It shall be the responsibility of the Benefits Administration Committee to determine that any such expenses for which the Company is reimbursed pursuant to this paragraph are expenses of the Plan permitted by the Plan and ERISA.

10.8    Except as otherwise provided by law, no member of the Benefits Administration Committee shall be liable hereunder except for his or its failure to exercise the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the context of and enterprise of like character and with like aims. Nothing contained herein shall preclude any member of the Benefits Administration Committee from any indemnification to which he, they or it may be entitled under the Company’s By-Laws or otherwise. No Trustee shall be or become liable for any act or omission of a prior Trustee serving hereunder, it being the purpose and intent that each Trustee shall be liable only for the Trustee’s own acts or omissions during the Trustee’s term of service as Trustee hereunder, except to the extent that liability is imposed under ERISA.

10.9    In the event that THE NORTHERN TRUST COMPANY incurs any liability, loss, claim, suit or expense (including attorneys fees) in connection with or arising out of its provision of services under this agreement, or its status as trustee hereunder, under circumstances where THE NORTHERN TRUST COMPANY cannot obtain or would be precluded by law from obtaining payment or reimbursement of such liability, loss, claim, suit or expense (including attorneys fees) from the Trust Fund, then the Company (which has the authority to do so under the laws of the state of its incorporation) shall indemnify and hold THE NORTHERN TRUST COMPANY harmless from and against such liability, loss, claim, suit or expense, except to the extent such liability, loss, claim, suit or expense arises directly from (i) the negligence, fraud or willful misconduct of the Trustee in the performance of its duties and responsibilities specifically allocated to it in this agreement, or (ii) a breach by the Trustee of responsibilities specifically allocated to it by the terms of this agreement, provided, however, that nothing in this Section 10.9 shall limit the Trustee’s right to indemnification under Section 3.1(c) or Section 6.5(l). This paragraph shall survive the termination of this agreement.

10.10    Neither the Company, nor the Benefits Administration Committee shall direct the Trustee to cause any part of the Trust Fund to be diverted to any purpose other than the exclusive benefit of the Participants and Beneficiaries or, except as otherwise permitted under the Plan and under ERISA, to be remitted to the Company or a Subsidiary.

10.11    Except as otherwise directed by the Benefits Administration Committee, which direction shall be in compliance with all applicable provisions of the 1984 Retirement Equity Act, the relevant Plan and Section 401(a)(13) of the Code, any interest of a Participant or Beneficiary in the Trust Fund or the Plan or in any distribution therefrom shall not be subject to the claim of any creditor, any spouse for alimony or support, or others, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered.

10.12    If for any reason the Trustee is unwilling or unable to act as to any property, such person or qualified corporation as the Trustee shall from time to time designate in writing shall act as special trustee as to that property. Any person or corporation acting as special trustee may resign at any time by written notice to the Trustee. Each special trustee shall have the powers granted to the Trustee by this agreement, to be exercised only with the approval of the Trustee, to which the net income and the proceeds from sale of any part or all of the property shall be remitted to be administered under this agreement.

10.13    The Trustee shall not be responsible for any losses to the Trust Fund attributable to a delay in performance, or non-performance, of any obligation hereunder for as long as such delay is due to forces beyond its reasonable control, including but not limited to delays, errors or interruptions caused by the Company, the Benefits Administration Committee or third parties, any industrial, juridical, governmental, civil or military action, acts of terrorism, insurrection or revolution, nuclear fusion, fission or radiation, failure or fluctuation in electrical power, heat, light, air conditioning or telecommunications equipment, or acts of God, unless and to the extent any such losses to the Trust Fund are directly attributable to the Trustee’s failure to (i) take such steps to mitigate such losses as would be required of a prudent professional acting under the circumstances in the performance of its duties and responsibilities specifically allocated to under this agreement or (ii) maintain and update from time to time business continuation and disaster recovery procedures with respect to its trust and custody business that it reasonably determines from time to time meet commercially reasonable standards.

10.14    In case any provision of this agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this agreement, but shall be fully severable, and the agreement shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein. This agreement supersedes and replaces any prior agreements with respect to the subject matter hereof.

10.15    This agreement may be executed in any number of counterparts, each of which shall be deemed an original, and the counterparts shall constitute one and the same instrument.

10.16    Loans to Participants as provided for in the Plan shall be granted and administered by the Benefits Administration Committee. The Trustee shall distribute cash to such Participants who are granted loans in such amount and at such times as the Benefits Administration Committee shall from time to time direct in writing. Loan payments collected by the Benefits Administration Committee shall be forwarded to the Trustee. The amount of such loans shall be carried by the Trustee as an asset of the trust equal to the combined unpaid principal balance of all Participants. The Trustee shall rely conclusively upon the determination of the Benefits Administration Committee with respect to the amount of the combined unpaid principal balance of all Participants. The Trustee shall have no responsibility to ascertain whether a loan complies with the provisions of the Plan, for the decision to grant a loan or for the collection and repayment of a loan.

10.17    The Trustee may consult with legal counsel, who may also be outside counsel for the Company, with respect to its responsibilities under this agreement and Northern shall be fully protected in acting or refraining from acting in reliance upon the written advice of such legal counsel, except that the Trustee shall not be so protected to the extent it acts or refrains from acting in reliance upon the written advice of legal counsel with respect to a discretionary activity specifically allocated to the Trustee by this agreement.

ARTICLE ELEVEN: GOVERNING LAW

The provisions of ERISA and the internal laws of Illinois shall govern the validity, interpretation and enforcement of this agreement, and in case of conflict, the provisions of ERISA shall prevail.

IN WITNESS WHEREOF, the Company and the Trustee have executed this agreement by their respective duly authorized officers effective as of the day and year first above written.

KIMBERLY-CLARK CORPORATION

By:	/s/ L. Robert Frazier
L. Robert Frazier
Its:	Assistant Treasurer

______________________

(CORPORATE SEAL)

The undersigned, John W. Wesley, does hereby certify that he/she is the duly elected, qualified and acting Secretary of Kimberly-Clark Corporation (the “Company”) and further certifies that the person whose signature appears above is a duly elected, qualified and acting officer of the Company with full power and authority to execute this Trust Agreement on behalf of the Company and to take such other actions and execute such other documents as may be necessary to effectuate this Agreement.

/s/ John W. Wesley
Secretary
Kimberly-Clark Corporation

THE NORTHERN TRUST COMPANY

By:	/s/ Marty Mulcrone
Its:	Vice President

ATTEST:

/s/ Amy Pera

AMENDMENT TO THE KIMBERLY-CLARK CORPORATION 40l(K)
AND PROFIT SHARING PLAN TRUST

THIS AGREEMENT, effective as of the 4th day of January, 2010, is made between KIMBERLY-CLARK CORPORATION, a Delaware corporation (the “Company”, and THE NORTHERN TRUST COMPANY, an Illinois corporation of Chicago, Illinois (“Trustee”);

WHEREAS, the Company and Trustee executed the Kimberly-Clark Corporation 40 l (k) and Profit Sharing Plan Trust, effective January 4, 2010 (the “Trust Agreement”); and

WHEREAS, the Company and Trustee desire to amend the Trust Agreement pursuant to Section 9. 1 thereof to provide for self-directed brokerage accounts.

NOW, THEREFORE, the Sections of the Trust Agreement set forth below are amended as follows but all other Sections of the Trust Agreement shall remain in full force and effect.

1.	The following Section 1.13(a) is hereby added to Article One:

‘1.13(a)     “Participant Directed Broker Account” means an account that is established with a broker, as a Custodial Agent, which permits a Participant to exercise sole investment responsibility over the assets in such account, including directing the broker to make purchases and sales, as provided in Section 3.10;’

2.	Section 1.17 is hereby amended and replaced in its entirety with the following”

‘1.17    “Separate Investment Account” means assets of the Trust Fund allocated by the Benefits Administration Committee to an account of the Trust which is to be managed by an Investment Manager, or which is to be managed by the Benefits Administration Committee pursuant to Article Three, or a Participant Directed Brokerage Account;’

3.	Section 3.1 is hereby amended by adding the following phrase at the end of each of the first and second sentences thereof:

“, except as otherwise provided in Section 3. I 0 with respect to Participant Directed Brokerage Accounts”

4.	The following Section 3. 10 is hereby added to Article Three:

‘3.10    The Benefits Administration Committee may choose to make available to Participants one or more Participant Directed Broker Accounts, which shall be subject to the following provisions:

a.The Benefits Administration Committee shall direct the Trustee to open the Participant Directed Broker Accounts with a broker in the name of the Trustee, for the benefit of the individual Participants who choose to make directed investments in such account. In accordance with Section 3.1(c), the Benefits Administration Committee shall direct that the custody of the assets of the Participant Directed Broker Accounts be maintained by the broker as a Custodial Agent. The Benefits Administration Committee shall be responsible for the choice of the broker, for monitoring the broker and the decision to retain the broker as custodian of the assets pursuant to 3.1(c). The broker shall be a broker or dealer registered under the Securities Exchange Act of 1934 or a nominee of such broker or dealer.

b.Each Participant Directed Broker Account shall be deemed to be a Separate Investment Account hereunder for which the Participant shall have sole investment responsibility. With respect to his or her Participant Directed Broker Account, the Participant shall have all of the investment authorities and responsibilities which an Investment Advisor would have with respect to a Separate Investment Account, provided, however, that the Benefits Administration Committee may establish restrictions to be applied with respect to the investment of a Participant Directed Broker Account. The Participant shall direct the broker with respect to such

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investments, provided, however, that notwithstanding any other provisions of this Agreement, with notice to the Participant, the Benefits Administration Committee may direct the Trustee with respect to investments held in a Participant Directed Broker Account. The Trustee shall have no responsibility to make any investment review of, or consider the propriety of holding or selling or the voting of any assets held in a Participant Directed Broker Account.

c.Notwithstanding any other provision of this Agreement to the contrary, with respect to assets held in a Participant Directed Broker Account, the Trustee shall have no responsibility or duty to provide to any party a valuation or listing of transactions involving any assets of the Trust Fund held in a Participant Directed Brokerage Account or to provide any other reports with respect thereto, and the Benefits Administration Committee shall obtain any such valuations, listings of transactions and reports from the Custodial Agent or its designee.

IN WITNESS WHEREOF, the Company and the Trustee have executed this Amendment to the Trust Agreement by their respective duly authorized corporate officers effective as of the day and year first written above.

Kimberly-Clark Corporation
By:	/s/ Jane P. Nerison
Its:	Director, Benefits

The Northern Trust Company
By:	/s/ Phil Michalec
Its:	Vice President

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SECOND AMENDMENT TO THE
KIMBERLY-CLARK CORPORATION 401K AND PROFIT SHARING PLAN TRUST

THIS AGREEMENT is effective as of the 31st day of October, 2014 by and between KIMBERLY-CLARK CORPORATION, a Delaware corporation (the “Company”), and THE NORTHERN TRUST COMPANY, an Illinois corporation of Chicago, Illinois (the “Trustee”);

WHEREAS, the Company and the Trustee executed the Kimberly-Clark Corporation 401k and Profit Sharing Plan Trust effective January 4, 2010 (the “Trust”) and subsequently amended the Trust on one prior occasion;

WHEREAS, the Company and the Trustee desire to amend the Trust pursuant to Section 9.1 of the Trust.

NOW, THEREFORE, the sections of the Trust set forth below are amended as follows, but all other sections of the Trust shall remain in full force and effect.

1.    Section 6.5(b) is hereby replaced in its entirety with the following:

(b)    Fund Investments. The Company Stock Investment Fund shall be composed exclusively of investments in Company Stock; provided that, as and to the extent directed to do so by the Benefits Administration Committee from time to time in writing, the Trustee shall maintain a portion of the Company Stock Investment Fund a) in cash for the purpose of funding transfers out of the Company Stock Investment Fund, or b) in a stock other than Company Stock to the extent such stock is received as a dividend and until such time such stock is sold and the proceeds of which are invested in Company Stock. The Benefits Administration Committee will direct the Trustee with respect to the purchase, retention, voting, tender, exchange or sale of any such stock received pursuant to a dividend. Further, the Trustee shall have no discretion to determine whether to hold or sell all or any shares of Company Stock. Any cash held by the Trustee in the Company Stock Investment Fund may be invested in common or collective short term investment funds of the Trustee. The Trustee shall not be required to advance its own funds to make any transfers or distributions.

IN WITNESS WHEREOF, the Company and the Trustee have executed this Amendment to the Trust Agreement by their respective duly authorized officers effective as of the day and year first written above.

Kimberly-Clark Corporation
By:	/s/ Charles Ballard
Its:	Director, Asset Management
Date:	October 31, 2014

The Northern Trust Company
By:	/s/ Brian Voirol
Its:	Vice President
Date:	November 19, 2014

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